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                                                                     Exhibit 2.2
                              AMENDMENT NUMBER ONE

Amendment Number One, dated as of July 15, 2003, to the Asset Purchase Agreement dated as of June 30, 2003 (the "Asset Purchase Agreement"), by and among Dayton Superior Corporation ("Dayton") and Symons Corporation ("Buyer") and Safway Formwork Systems, L.L.C. ("Seller") and Safway Services, Inc. ("Parent"). Any capitalized term used herein without definition shall have the meaning assigned thereto in the Asset Purchase Agreement.

WHEREAS, each of the parties to the Asset Purchase Agreement have expressed a desire in the interest of mutual convenience and in light of certain things to be accomplished in advance of Closing to move the Closing until the 25th of July, 2003.

In consideration of the foregoing and the promises made by each party to the other in the Asset Purchase Agreement, the parties hereby agree to amend the Asset Purchase Agreement as follows:

1. Amendment to Section 3.1. Section 3.1 of the Asset Purchase Agreement is hereby amended to delete "July 21, 2003" and to substitute in its place "July 25, 2003".

2. References. All references to the Asset Purchase Agreement and all references to "the Agreement" or "this Agreement" in the Asset Purchase Agreement shall be to the Asset Purchase Agreement as amended by this Amendment Number One.

3. Effectiveness; Full Force and Effect. This Amendment Number One shall be effective upon the execution hereof by an authorized signatory of each of the parties to the Asset Purchase Agreement. This is the entire agreement among the parties on the express subject matter hereof (the amendment of the date for the Closing) and supersedes all prior agreements, correspondence, discussions and understandings of the parties (whether written or oral) on the express subject matter hereof. Except as expressly provided in this Amendment Number One, the Asset Purchase Agreement is ratified and confirmed and shall continue in full force and effect in accordance with its terms.

4. Applicable Law. This Amendment Number One and all questions arising in connection herewith shall be governed by and construed and the rights of the parties determined in accordance with the laws of the State of Ohio, without regard to any choice or conflicts of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

5. Counterparts. This Amendment Number One may be executed in one or more counterparts, all of which shall be considered as one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.


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         IN WITNESS WHEREOF, the parties have executed this Amendment Number One as of the date and year first above written.



                                     PARENT:

                                     SAFWAY SERVICES, INC.



                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------


                                     SELLER:

                                     SAFWAY FORMWORK SYSTEMS, L.L.C.


                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------

                                     BUYER:

                                     SYMONS CORPORATION


                                     By:  /s/ James Benka
                                          --------------------------------------
                                     Its: Vice President - Finance
                                          --------------------------------------

                                     DAYTON:

                                     DAYTON SUPERIOR CORPORATION


                                     By:  /s/ Steven C. Huston
                                          --------------------------------------
                                     Its: Vice President and General Counsel
                                          --------------------------------------